Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, April 21, 2008		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q1 2008 Financial Results

Subscribers – 8.2 million

Revenue – $326.2 million

GAAP Net Income – $13.4 million

GAAP EPS – $0.21 per diluted share

LOS GATOS, Calif., April 21, 2008 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the first quarter ended March 31, 2008.

“Our goals are to be a great Internet movie service, by combining DVD rental with Internet streaming, and to grow subscribers and EPS every year,” said Reed Hastings, Netflix co-founder and chief executive officer.

“Our strong results this quarter demonstrate progress toward those goals, and our increased 2008 guidance reflects our belief that the momentum in the business will continue.”

First-Quarter 2008 Financial Highlights

Subscribers. Netflix ended the first quarter of 2008 with approximately 8,243,000 total subscribers, representing 21 percent year-over-year growth from 6,797,000 total subscribers at the end of the first quarter of 2007 and 10 percent sequential growth from 7,479,000 subscribers at the end of the fourth quarter of 2007.

Net subscriber change in the quarter was an increase of 764,000, compared to an increase of 481,000 for the same period of 2007 and an increase of 451,000 for the fourth quarter of 2007.

Gross subscriber additions for the quarter totaled 1,862,000, representing 23 percent year-over-year growth from 1,520,000 gross subscriber additions in the first quarter of 2007 and 25 percent quarter-over-quarter growth from 1,495,000 gross subscriber additions in the fourth quarter of 2007.

Of the 8,243,000 total subscribers at quarter end, 98 percent, or 8,102,000 were paid subscribers. The other 2 percent, or 141,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the first quarter of 2007 and at the end of the fourth quarter of 2007.

Revenue for the first quarter of 2008 was $326.2 million, representing 7 percent year-over-year growth from $305.3 million for the first quarter of 2007, and 8 percent sequential increase from $302.4 million for the fourth quarter of 2007.

Gross margin1 for the first quarter of 2008 was 31.7 percent, compared to 36.1 percent for the first quarter of 2007 and 33.8 percent for the fourth quarter of 2007.

GAAP net income for the first quarter of 2008 was $13.4 million, or $0.21 per diluted share, compared to GAAP net income of $9.9 million, or $0.14 per diluted share, for the first quarter of 2007 and GAAP net income of $15.8 million, or $0.24 per diluted share, for the fourth quarter of 2007. GAAP net income grew 36 percent on a year-over-year basis and GAAP EPS grew 50 percent on a year-over-year basis.

Non-GAAP net income was $15.2 million, or $0.23 per diluted share, for the first quarter of 2008, compared to non-GAAP net income of $11.5 million, or $0.16 per diluted share, for the first quarter of 2007 and non-GAAP net income of $17.8 million, or $0.27 per diluted share, for the fourth quarter of 2007. Non-GAAP net income grew 32 percent on a year-over-year basis and non-GAAP EPS grew 44 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation for the first quarter of 2008 was $3.1 million, compared to $2.8 million in the first quarter of 2007 and $3.2 million in the fourth quarter of 2007. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the first quarter of 2008 was $29.50 per gross subscriber addition, compared to $47.46 for the same period of 2007 and $34.60 for the fourth quarter of 2007.

Churn3 for the first quarter of 2008 was 3.9 percent, compared to 4.4 percent for the first quarter of 2007 and 4.1 percent for the fourth quarter of 2007. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the first quarter of 2008 was positive $4.7 million, compared to negative $18.0 million in the first quarter of 2007 and positive $21.0 million for the fourth quarter of 2007.

Cash provided by operating activities for the first quarter of 2008 was $77.7 million, compared to $63.0 million for the first quarter of 2007 and $86.1 million for the fourth quarter of 2007.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.

[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

[4]

Free cash flow is defined as cash provided by operating activities excluding the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities.

Business Outlook

The Company’s performance expectations for the second quarter of 2008 and full-year 2008 are as follows:

Second-Quarter 2008

•	Ending subscribers of 8.3 million to 8.5 million

•	Revenue of $334 million to $339 million

•	GAAP net income of $21 million to $27 million

•	GAAP EPS of $0.33 to $0.42 per diluted share

Full-Year 2008

•	Ending subscribers of 9.1 million to 9.7 million, up from 8.9 million to 9.5 million

•	Revenue of $1.35 billion to $1.39 billion, up from $1.345 billion to $1.385 billion

•	GAAP net income of $75 million to $83 million, unchanged from prior guidance

•	GAAP EPS of $1.16 to $1.29 per diluted share, down from $1.18 to $1.30 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 49,498,642 shares as of March 31, 2008, down approximately 6 percent from 52,723,123 shares as of December 31, 2007, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 5:00 p.m. Pacific Time on April 21, 2008 through April 25, 2008 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (719) 457-0820, access code 3739465.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc. (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than eight million subscribers access to over 100,000 DVD titles plus a growing library of over 9,000 choices that can be watched instantly on their PCs. The company offers nine subscription plans, starting at only $4.99 per month. There are no due dates and no late fees – ever. All Netflix plans include both DVDs delivered to subscribers’ homes and, for no additional fee, movies and TV series that can be started in as little as 30 seconds on subscribers’ PCs. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from over 100 U.S. shipping points. Nearly 95 percent of Netflix subscribers live in areas that can be reached with generally one business day delivery. Netflix offers personalized movie recommendations and has two billion movie ratings. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the second quarter of 2008 and the full-year 2008. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; impacts arising out of competition; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; changes in pricing; fluctuations in consumer usage of our service; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs or electronic content; customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Revenues	$326,183	$302,355	$305,320
Cost of revenues:
Subscription	187,156	168,673	165,189
Fulfillment expenses *	35,649	31,377	29,783

Total cost of revenues	222,805	200,050	194,972

Gross profit	103,378	102,305	110,348
Operating expenses:
Technology and development *	20,516	18,557	15,715
Marketing *	54,936	51,721	72,138
General and administrative *	13,816	13,602	12,188
Gain on disposal of DVDs	(833)	(1,696)	(908)

Total operating expenses	88,435	82,184	99,133

Operating income	14,943	20,121	11,215
Other income (expense):
Interest and other income (expense)	7,660	4,929	5,350

Income before income taxes	22,603	25,050	16,565
Provision for income taxes	9,225	9,274	6,701

Net income	$13,378	$15,776	$9,864

Net income per share:
Basic	$0.21	$0.24	$0.14
Diluted	$0.21	$0.24	$0.14
Weighted average common shares outstanding:
Basic	62,776	65,156	68,693
Diluted	64,840	67,042	70,672
*Stock-based compensation included in expense line items:
Fulfillment expenses	$106	$100	$146
Technology and development	996	1,105	757
Marketing	509	561	531
General and administrative	1,519	1,476	1,369
Reconciliation of Non-GAAP Financial Measures (unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$13,378	$15,776	$9,864
Stock-based compensation	3,130	3,242	2,803
Income tax effect of stock-based compensation	(1,277)	(1,200)	(1,134)

Non-GAAP net income	$15,231	$17,818	$11,533

Non-GAAP net income per share:
Basic	$0.24	$0.27	$0.17
Diluted	$0.23	$0.27	$0.16
Weighted average common shares outstanding:
Basic	62,776	65,156	68,693
Diluted	64,840	67,042	70,672

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$168,989	$177,439
Short-term investments	126,506	207,703
Prepaid expenses	6,780	6,116
Prepaid revenue sharing expenses	7,402	6,983
Deferred tax assets	3,277	2,254
Other current assets	13,208	16,037

Total current assets	326,162	416,532
Content library, net	145,361	132,455
Property and equipment, net	86,997	77,326
Deferred tax assets	16,767	16,242
Other assets	10,391	4,465

Total assets	$585,678	$647,020

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$114,568	$104,445
Accrued expenses	44,021	36,466
Deferred revenue	68,375	71,665

Total current liabilities	226,964	212,576
Other liabilities	3,281	3,695

Total liabilities	230,245	216,271
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at March 31, 2008 and December 31, 2007; 61,550,284 and 64,912,915 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	61	65
Additional paid-in capital	315,321	402,710
Accumulated other comprehensive income	310	1,611
Retained earnings	39,741	26,363

Total stockholders’ equity	355,433	430,749

Total liabilities and stockholders’ equity	$585,678	$647,020

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Cash flows from operating activities:
Net income	$13,378	$15,776	$9,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	6,359	6,008	4,625
Amortization of content library	57,570	54,751	49,442
Amortization of discounts and premiums on investments	139	72	(82)
Stock-based compensation expense	3,130	3,242	2,803
Excess tax benefits from stock-based compensation	(820)	(4,984)	(4,076)
Gain on sale of short-term investments	(4,320)	(323)	(147)
Gain on disposal of DVDs	(2,592)	(2,906)	(2,597)
Deferred taxes	(836)	399	(255)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,562	192	(10,266)
Accounts payable	(1,199)	(830)	11,399
Accrued expenses	7,827	(567)	7,699
Deferred revenue	(3,290)	15,344	(5,444)
Other assets and liabilities	(161)	(82)	64

Net cash provided by operating activities	77,747	86,092	63,029

Cash flows from investing activities:
Purchases of short-term investments	(91,954)	(35,228)	(264,234)
Proceeds from sale of short-term investments	175,319	35,453	95,422
Purchases of property and equipment	(12,431)	(9,863)	(18,013)
Acquisition of intangible asset	—	(550)	—
Acquisitions of content library	(65,123)	(58,090)	(68,541)
Proceeds from sale of DVDs	4,507	3,884	5,626
Proceeds from disposal of property and equipment	—	15	—
Investment in business	(6,000)	—	—
Other assets	8	(497)	(103)

Net cash provided by (used in) investing activities	4,326	(64,876)	(249,843)

Cash flows from financing activities:
Proceeds from issuance of common stock	8,542	5,745	766
Excess tax benefits from stock-based compensation	820	4,984	4,076
Repurchases of common stock	(99,885)	(34,310)	—

Net cash (used in) provided by financing activities	(90,523)	(23,581)	4,842

Net decrease in cash and cash equivalents	(8,450)	(2,365)	(181,972)
Cash and cash equivalents, beginning of period	177,439	179,804	400,430

Cash and cash equivalents, end of period	$168,989	$177,439	$218,458

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$77,747	$86,092	$63,029
Purchases of property and equipment	(12,431)	(9,863)	(18,013)
Acquisition of intangible asset	—	(550)	—
Acquisitions of content library	(65,123)	(58,090)	(68,541)
Proceeds from sale of DVDs	4,507	3,884	5,626
Proceeds from disposal of property and equipment	—	15	—
Other assets	8	(497)	(103)

Non-GAAP free cash flow	$4,708	$20,991	$(18,002)

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Subscriber information:
Subscribers: beginning of period	7,479	7,028	6,316
Gross subscriber additions: during period	1,862	1,495	1,520
Gross subscriber additions year-to-year change	22.5%	0.1%	10.4%
Gross subscriber additions quarter-to-quarter sequential change	24.5%	15.3%	1.8%
Less subscriber cancellations: during period	(1,098)	(1,044)	(1,039)
Subscribers: end of period	8,243	7,479	6,797
Subscribers year-to-year change	21.3%	18.4%	39.7%
Subscribers quarter-to-quarter sequential change	10.2%	6.4%	7.6%
Free subscribers: end of period	141	153	121
Free subscribers as percentage of ending subscribers	1.7%	2.0%	1.8%
Paid subscribers: end of period	8,102	7,326	6,676
Paid subscribers year-to-year change	21.4%	19.0%	41.0%
Paid subscribers quarter-to-quarter sequential change	10.6%	7.0%	8.5%
Average monthly revenue per paying subscriber	$14.09	$14.22	$15.86
Churn	3.9%	4.1%	4.4%
Subscriber acquisition cost	$29.50	$34.60	$47.46
Margins:
Gross margin	31.7%	33.8%	36.1%
Operating margin	4.6%	6.7%	3.7%
Net margin	4.1%	5.2%	3.2%
Expenses as percentage of revenues:
Technology and development	6.3%	6.1%	5.1%
Marketing	16.8%	17.1%	23.6%
General and administrative	4.2%	4.5%	4.0%
Gain on disposal of DVDs	(0.2%)	(0.5%)	(0.2%)

Total operating expenses	27.1%	27.2%	32.5%
Year-to-year change:
Total revenues	6.8%	9.1%	36.2%
Fulfillment expenses	19.7%	17.2%	35.1%
Technology and development	30.6%	40.6%	40.2%
Marketing	(23.8%)	(21.8%)	36.2%
General and administrative	13.4%	22.1%	47.0%
Gain on disposal of DVDs	(8.3%)	30.1%	(34.5%)
Total operating expenses	(10.8%)	(7.9%)	39.5%